UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
PowerShares Dow Jones Industrial Average Dividend Portfolio	NYSE Arca, Inc.
PowerShares Insider Sentiment Portfolio	NYSE Arca, Inc.
PowerShares Zacks Mid-Cap Portfolio	NYSE Arca, Inc.
PowerShares Zacks Multi-Asset Income Portfolio	NYSE Arca, Inc.
PowerShares S&P Spin-Off Portfolio	NYSE Arca, Inc.
PowerShares Wilshire Micro-Cap Portfolio	NYSE Arca, Inc.
PowerShares S&P 100® Equal Weight Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Consumer Discretionary Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Consumer Staples Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Energy Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Financials Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Health Care Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Industrials Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Materials Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Real Estate Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Technology Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Equal Weight Utilities Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Pure Growth Portfolio	NYSE Arca, Inc
PowerShares S&P 500® Pure Value Portfolio	NYSE Arca, Inc.
PowerShares S&P 500® Top 50 Portfolio	NYSE Arca, Inc.
PowerShares S&P MidCap 400® Equal Weight Portfolio	NYSE Arca, Inc.
PowerShares S&P MidCap 400® Pure Growth Portfolio	NYSE Arca, Inc.
PowerShares S&P MidCap 400® Pure Value Portfolio	NYSE Arca, Inc
PowerShares S&P SmallCap 600® Equal Weight Portfolio	NYSE Arca, Inc.
PowerShares S&P SmallCap 600® Pure Growth Portfolio	NYSE Arca, Inc.
PowerShares S&P SmallCap 600® Pure Value Portfolio	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-102228

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value of each series of PowerShares Exchange-Traded Fund Trust (the “Trust”) listed below (each, a “Fund”) to be registered hereunder is set forth in the Post-Effective Amendment No. 267 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265) as filed with the Securities and Exchange Commission on April 5, 2018, which description is incorporated herein by reference.

Each Fund to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
PowerShares Dow Jones Industrial Average Dividend Portfolio	47-5329589
PowerShares Insider Sentiment Portfolio	20-5318718
PowerShares Zacks Mid-Cap Portfolio	20-8625996
PowerShares Zacks Multi-Asset Income Portfolio	20-5318656
PowerShares S&P Spin-Off Portfolio	20-5960089
PowerShares Wilshire Micro-Cap Portfolio	20-5318766
PowerShares S&P 100® Equal Weight Portfolio	81-1754179
PowerShares S&P 500® Equal Weight Consumer Discretionary Portfolio	20-5602161
PowerShares S&P 500® Equal Weight Consumer Staples Portfolio	20-5602356
PowerShares S&P 500® Equal Weight Energy Portfolio	20-5602500
PowerShares S&P 500® Equal Weight Portfolio	43-2004324
PowerShares S&P 500® Equal Weight Financials Portfolio	20-5602570
PowerShares S&P 500® Equal Weight Health Care Portfolio	20-5602624
PowerShares S&P 500® Equal Weight Industrials Portfolio	20-5602672
PowerShares S&P 500® Equal Weight Materials Portfolio	20-5602720
PowerShares S&P 500® Equal Weight Real Estate Portfolio	47-4295053
PowerShares S&P 500® Equal Weight Technology Portfolio	20-5602749
PowerShares S&P 500® Equal Weight Utilities Portfolio	20-5602792
PowerShares S&P 500® Pure Growth Portfolio	20-4156706
PowerShares S&P 500® Pure Value Portfolio	20-4156561
PowerShares S&P 500® Top 50 Portfolio	20-2494571
PowerShares S&P MidCap 400® Equal Weight Portfolio	90-0615982
PowerShares S&P MidCap 400® Pure Growth Portfolio	20-4156802
PowerShares S&P MidCap 400® Pure Value Portfolio	20-4156760
PowerShares S&P SmallCap 600® Equal Weight Portfolio	90-0615976
PowerShares S&P SmallCap 600® Pure Growth Portfolio	20-4158523
PowerShares S&P SmallCap 600® Pure Value Portfolio	20-4158456

ITEM 2.	EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 260 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on August 25, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 6, 2018

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary